UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012

EMBASSY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-1449794	26-3339011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Gateway Drive, Suite 100
Bethlehem, PA	18017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 882-8800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant tor Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 4, 2012, Embassy Bank for the Lehigh Valley (the “Bank”), the primary operating subsidiary of Embassy Bancorp, Inc. (the “Company”), entered into a lease renewal and modification agreement (the “Agreement”) with Red Bird Associates, LLC (“Red Bird”) providing for an extension of the term of the lease of the Bank’s principal office located at 100 Gateway Drive in Bethlehem, Pennsylvania (the “Lease”) for an additional five years.  The new term continues through February 28, 2017 at a monthly rental amount of $28,785.02, which is subject to a 2.0% increase on March 1 of each year.

As disclosed in the Company’s definitive proxy statement filed with the SEC on April 27, 2012, Red Bird is a real estate holding company owned by six Directors of the Company, as well as Judith A. Hunsicker, Senior Executive Vice President and Chief Operating and Financial Officer.  Prior to its execution, the terms of the Agreement, including the rental amount, were determined by a majority of the disinterested Directors to be no less favorable to the Bank than the terms then prevailing in the relevant market.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
10.1	Lease Renewal and Modification Agreement dated May 4, 2012 by and between Embassy Bank for the Lehigh Valley and Red Bird Associates, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBASSY BANCORP, INC.

Date: May 7, 2012	By:	/s/ David L. Lobach Jr.
Name: David L. Lobach Jr.
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Lease Renewal and Modification Agreement dated May 4, 2012 by and between Embassy Bank for the Lehigh Valley and Red Bird Associates, LLC.